UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2023, Leafly Holdings, Inc. (the "Company") and each of the holders (each a "Holder" and collectively, the "Holders") of that certain global note representing 8.00% Convertible Senior Notes due 2025 between the Company, Ankura Trust Company, as agent, and Continental Stock Transfer & Trust Company, as authentication agent, dated February 4, 2022 (the "Note") executed a notice of conversion and consent (the "Notice") to effect a temporary and limited adjustment to the conversion price under the Note. Pursuant to the Notice, the conversion price under the Note shall be equal to the dollar amount that is 5% less than the last reported sale price of the Company's Common Stock on the trading day prior to the date of the Notice, or $4.978 (the "Conversion Price Adjustment"). The Conversion Price Adjustment is available for a period of five business days from the date of the Notice or until conversion requests for up to $300,000 are received, whichever is earlier. On December 19, 2023, one Holder tendered a conversion request for $300,000 at the Conversion Price Adjustment, resulting in the issuance of an aggregate of 60,265 shares of Common Stock and a corresponding reduction in the outstanding amount of the Note of $300,000. Following such tender and in accordance with the terms of the Notice, the Conversion Price Adjustment was terminated.

The Company shall pay applicable accrued interest payable and owing on the converted amount through the effective date of the conversion in accordance with the terms of the Note in cash on the next interest payment date as provided in the Note.

Except as set forth above, the terms of the Note remain the same.

The foregoing summary of the Notice is qualified in its entirety by reference to the Notice, which is attached as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2023, Cassandra Chandler tendered her resignation as a member of the Company's Board of Directors (the "Board"), as Chair and member of the Board's Nominating and Corporate Governance Committee, and as a member of the Board's Audit Committee, with such resignation effective at 11:59 p.m. on December 31, 2023. Ms. Chandler's resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company's operations, policies, or practices.

After giving effect to Ms. Chandler's resignation, as of January 1, 2024, the Audit Committee will no longer have three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A). The Company informed The Nasdaq Stock Market LLC ("Nasdaq") of the foregoing on December 19, 2023 and expects to receive a notification of noncompliance from Nasdaq the first week of January 2024 confirming that, for the reasons described above, the Company no longer complies with Nasdaq's audit committee composition requirements in Nasdaq Listing Rule 5605(c)(2)(A) (the "Notification").

The Company will file a Current Report on Form 8-K within four business days of receiving the Notification from Nasdaq.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Notice of Conversion and Consent
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	December 20, 2023	By:	/s/Suresh Krishnaswamy
Suresh Krishnaswamy